Exhibit 23


                                                                 EXECUTION COPY


                              DATED 12th June 2003




                AIG GLOBAL INVESTMENT CORPORATION (ASIA) LIMITED

                      AIG ASIAN INFRASTRUCTURE FUND II LP

           AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED

                        AIG ASIAN OPPORTUNITY FUND, L.P.




                                      and




                 PACIFIC CENTURY REGIONAL DEVELOPMENTS LIMITED




                    ----------------------------------------


                          SECURITIES LENDING AGREEMENT

                    ----------------------------------------











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                                   I N D E X




Clause No.       Particulars                                           Page No.


1.       DEFINITIONS........................................................1

2.       LOANS OF SHARES....................................................4

3.       INTEREST AND COLLATERAL............................................5

4.       DELIVERY...........................................................5

5.       RIGHTS AND TITLE...................................................5

6.       RE-DELIVERY OF EQUIVALENT SECURITIES...............................6

7.       REPRESENTATIONS AND WARRANTIES.....................................7

8.       BORROWERS' OBLIGATIONS.............................................8

9.       MISCELLANEOUS......................................................9

10.      REMEDIES...........................................................9

11.      SEVERANCE..........................................................9

12.      PUBLICITY.........................................................10

13.      NOTICE............................................................10

14.      ASSIGNMENT AND NOVATION...........................................12

15.      GOVERNING LAW AND JURISDICTION....................................12







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THIS AGREEMENT is dated 12th June 2003 and made



BETWEEN



(1) AIG GLOBAL INVESTMENT CORPORATION (ASIA) LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at Suite 3601, One Pacific Place, 88 Queensway, Hong Kong as Security Trustee (the Security Trustee);

(2) AIG ASIAN INFRASTRUCTURE FUND II LP, AMERICAN INTERNATIONAL ASSURANCE COMPANY (BERMUDA) LIMITED and AIG ASIAN OPPORTUNITY FUND, L.P. (each a Borrower and together the Borrowers); and

(3) PACIFIC CENTURY REGIONAL DEVELOPMENTS LIMITED, a company incorporated under the laws of Singapore whose registered office is at 6 Battery Road, #38-02, Singapore 049909, Singapore, and whose shares are listed on the Stock Exchange of Singapore (the Lender).



WHEREAS



(A) The Parties are desirous of lending and borrowing securities and they have agreed to enter into securities borrowing and lending transactions subject to the terms and conditions of this Agreement.

(B) Shares may be lent hereunder from time to time pursuant to the terms hereof. With respect to the loan of Shares, it is the intention and desire of the Borrowers that such Shares will be used by them for commercial on-lending or other specified purpose within section 19(16) Stamp Duty Ordinance if and when commercial opportunities arise which make it attractive to the Borrowers to do so.



NOW IT IS HEREBY AGREED as follows:



1.       DEFINITIONS

1.1      In this Agreement unless the context otherwise requires:

         Bonds means the secured redeemable exchangeable bonds due 2006 in the aggregate principal amount of US$250,000,000 issued by the Lender to the Borrowers pursuant to the Subscription Agreement;

         Borrowing Request means a written request made by the Security Trustee in accordance with Condition 9(f) of the Conditions to the Lender and the Borrowers specifying the description, title and amount of the Shares required to be borrowed by the Borrowers from the Lender and the date, time, mode and place of delivery which shall, where relevant, include the bank, agent,

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         clearing or settlement system, and account to which delivery of the
         Loaned Shares is to be made;

         Business Day means any day on which licensed banks in Hong Kong, Singapore and New York are open for business generally;

         Collector means the Collector of Stamp Revenue appointed under section 3 of the Ordinance;

         Conditions means the terms and conditions to the Bonds, including any amendments from time to time made thereto in accordance with the terms thereof;

         Equivalent Securities means securities of an identical type, nominal value, description and amount to particular Loaned Shares and such term shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate). If and to the extent that such Loaned Shares are partly paid or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, capitalisation issue, rights issue or event similar to any of the foregoing, the expression shall have the following meaning:

         (a) in the case of conversion, subdivision or consolidation the securities into which the Loaned Shares have been converted, subdivided or consolidated provided that if appropriate, notice has been given in accordance with Clause 5.3;

         (b) in the case of takeover, a sum of money, securities or other assets, being the consideration or alternative consideration under the takeover which the Lender has directed the Borrowers to accept in accordance with Clause 5.3;

         (c) in the case of a call on partly paid securities, the paid-up securities provided that the Lender shall have paid to the Borrowers an amount of money equal to the sum due in respect of the call;

         (d) in the case of a capitalisation issue, the Loaned Shares together with the securities allotted by way of a bonus thereon;

         (e) in the case of a rights issue, the Loaned Shares together with the securities allotted thereon, provided that the Lender is entitled to and has given notice to the Borrowers in accordance with Clause 5.4 (subject always to the proviso therein), and has paid to the Borrowers all and any sums due in respect thereof on a timely basis;

         (f) in the event that a payment or delivery of Income is made in respect of the Loaned Shares in the form of securities or a certificate which may at a future date be exchanged for securities or in the event of an option to take Income in the form of securities or a certificate which may at a future date be exchanged for securities and notice has been given to the Borrowers in accordance with Clause 5.4 (and subject always to the proviso therein), the Loaned Shares together with securities or a certificate equivalent to those allotted save insofar as any of the same have previously been delivered to the Lender;

         (g) in the case of any event similar to any of the foregoing, the Loaned Shares together with or replaced by a sum of money or securities equivalent to that received in respect of such Loaned Shares resulting from such event;

         for the purposes of this definition, securities are equivalent to other securities where they are of an identical type, nominal value, description and amount and such term shall include the certificate and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate);

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         Hedging Shares has the meaning set out in the Conditions.

         Hong Kong means the Hong Kong Special Administrative Region of the People's Republic of China;

         Hong Kong Stock has the meaning set out in section 2 of the Ordinance;

         Income means any interest, dividends or other distributions of any kind whatsoever with respect to any Shares;

         Income Payment Date with respect to any Shares means the date on which Income is paid in respect of such Shares or, in the case of registered Shares, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

         Loan means a loan of Shares under this Agreement;

         Loaned Shares means the Shares delivered under a Loan hereunder and includes the certificates and other documents of or evidencing title and transfer thereof;

         Ordinance means the Hong Kong Stamp Duty Ordinance (Cap. 117);

         Parties means the parties to this Agreement;

         Return Notice means a written notice made by the Security Trustee to both the Borrowers and the Lender specifying the amount of the Equivalent Securities required to be re-delivered by the Borrowers to the Lender and the date, time, mode and place of re-delivery which shall, where relevant, include the bank agent clearing or settlement system and account to which re-delivery of the Equivalent Securities is to be made;

         Rules means the rules for the time being of the Stock Exchange (including the Rules of the Exchange) and/or other regulatory authority whose rules and regulations shall from time to time affect the activities of the Parties pursuant to this Agreement including but not limited to regulations and guidance notes relating to stock lending for the time being in force of any relevant tax authority and any associated procedures required pursuant thereto;

         Security Shares shall have the meaning ascribed to it in the Share Charge Agreement;

         Share Charge Agreement means the agreement dated 7 December 2001 between the Lender and the Security Trustee, including any amendments from time to time made thereto in accordance with the terms thereof.

         Settlement Date means the date upon which Shares are or are to be transferred to the Borrowers in accordance with this Agreement;

         Shares means shares with a par value of HK$0.25 each in the share capital of PCCW Limited and/or such other listed equity securities as may from time to time be comprised in Exchange Property as defined in the terms and conditions of the Bonds and lent hereunder;

         Stock Exchange means The Stock Exchange of Hong Kong Limited;

         Subscription Agreement means the subscription agreement dated 11 October 2001 and entered into between the Lender and the Borrowers in relation to the subscription by the Borrowers of the Bonds issued by the Lender in accordance with the terms therein;

1.2 Notwithstanding the use of expressions such as borrow, lend, or re-deliver, which are used to

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         reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to Loaned Shares "borrowed" or "lent" in accordance with this Agreement shall pass from one party to another as provided for in this Agreement, the party obtaining such title being obliged to re-deliver Equivalent Securities.

1.3 Save where the contrary is indicated, any reference in this Agreement to:

         (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been or may from time to time be amended, varied, novated or supplemented and shall include any document which is supplemental to, is expressed to be collateral with or is entered into pursuant to or in accordance with the terms of this Agreement or, as the case may be, such other agreement or document;

         (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted;

         (c) a time of day shall, unless otherwise specified, be construed as a reference to Hong Kong time;

         (d) a Clause or a Schedule is a reference to a clause or schedule in or of this Agreement; and

         (e) the singular shall include the plural and vice versa and reference to one gender shall include all genders.

1.4 All headings appear for convenience only and shall not affect the interpretation hereof.



2.       LOANS OF SHARES

2.1 Subject to the terms and conditions of this Agreement, the Lender shall, from time to time upon receipt of a Borrowing Request from the Security Trustee, lend the number of Shares as set out in the Borrowing Request to the Borrowers, and the Borrowers shall further borrow such number of Shares from the Lender, in each case in accordance with the terms and conditions of this Agreement. The number of shares to be made available to the Borrowers shall be not less than the Hedging Shares.

2.2 The Security Trustee shall have the right to reduce the amount of Shares referred to in a Borrowing Request provided that the Security Trustee has notified the Lender of such reduction no later than 12:00 noon on the day which is two Business Days prior to the Settlement Date unless otherwise agreed between the Parties and the Lender shall have, by whatever means, accepted such reduction.

2.3 The Lender shall be bound to comply with each Borrowing Request (including any amendments thereto). Notwithstanding the provisions in this Agreement, with respect to when a Loan occurs, a Loan hereunder shall not occur until the relevant Shares shall have been delivered to the Borrowers.

2.4 For the purposes of and compliance with Section 171 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), the Lender hereby confirms that the Lender presently has, and at all times during the continuance of this Agreement will have, sufficient Shares available to lend to the Borrowers to satisfy any Borrowing Request made hereunder.

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3.       INTEREST AND COLLATERAL

         The Parties agree that, in respect of each Loan, the Borrowers are not required to pay any interest or consideration or provide any collateral (cash or otherwise) to the Lender.



4.       DELIVERY

4.1 The Lender shall procure the delivery of Shares to the Borrowers or deliver such Shares in accordance with the relevant Borrowing Request together with appropriate instruments of transfer duly stamped and such other instruments as may be required to vest title thereto in the Borrower. Such Shares shall be deemed to have been delivered by the Lender to the Borrower on delivery to the Borrower or as it shall direct of the relevant instruments of transfer, or in the case of Shares held by an agent or a clearing or settlements system on the effective instructions to such agent or operator of such system to hold the securities absolutely for the Borrower, or by such other means as may be agreed.

4.2 Upon delivery of a Borrowing Request by the Security Trustee to the Lender, the Borrowers shall be, and hereby are, authorised to borrow Security Shares in accordance with the terms of the Share Charge Agreement and such borrowed Security Shares shall be deemed to have been delivered to the Borrowers and to be Loaned Shares subject to the terms and conditions of this Agreement.



5.       RIGHTS AND TITLE

5.1 The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

         (a) any Shares borrowed pursuant to Clause 2; and

         (b) any Equivalent Securities re-delivered pursuant to Clause 6,

         shall pass from one Party to the other on delivery or re-delivery of the same in accordance with this Agreement, free from all liens, charges and encumbrances or any other restrictions. The Party acquiring such right, title and interest shall have no obligation to return or re-deliver any of the assets so acquired but, in so far as any Loaned Shares are borrowed, such Party shall be obliged, subject to the terms of this Agreement, to re-deliver Equivalent Securities.

5.2 In the case of Loaned Shares and Equivalent Securities title to which is registered in a computer based system the transfer of title thereof shall take place in accordance with the rules and procedures of such system as are in force from time to time.

5.3 Where, in respect of any Loaned Shares, any rights relating to conversion, subdivision, consolidation, pre-emption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such Shares, become exercisable prior to the redelivery of Equivalent Securities, then the Lender may, not less than seven (7) Business Days before the latest time for the exercise of the right or option give written notice to the Borrowers that on redelivery of Equivalent Securities, it wishes to receive Equivalent Securities in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice and the

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         Borrowers will use their reasonable endeavours to follow such request
         Provided always that this shall only apply to Loaned Shares actually in the possession of the Borrowers at the time of such notice and provided further that it is acknowledged by the Lender that the Borrowers' intention is to use Shares for commercial on-lending or other specified purpose within section 19(16) Stamp Duty Ordinance if and when commercial opportunities arise which make it attractive to the Borrowers to do so and that accordingly there is no obligation whatsoever on the Borrowers at any time actually to retain in its possession any Shares lent hereunder from time to time whether or not any transactions or events as referred to above have been announced.

5.4 When Income is paid in relation to any Shares on or by reference to an Income Payment Date on which such Shares are the subject of a loan hereunder, the Borrowers shall, within 5 Business Days from the date of the actual receipt by the Borrowers of the payment of such Income, or on such other date as the Parties may from time to time agree, pay and deliver a sum of money or property equivalent to the same (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to the Lender or its nominee and the provisions of Clauses 5.5 and 5.6 below shall apply in relation thereto Provided always that the Borrowers shall only have an obligation to pay such sums of money or property or in any way account to the Lender for Income in respect of Loaned Shares which are not in the possession of the Borrowers to the extent the Borrowers actually receive such Income, in which circumstances payment shall be made within 5 Business Days from the date of actual receipt by the Borrowers of the payment of such Income, or on such other date as the Parties may from time to time agree.

5.5 Subject to Clause 5.4, in the case of any Income comprising a payment, the amount payable by the Borrowers (subject to actual receipt) shall be equal to the amount that the Lender would have received but for the Loan.

5.6 Any payment to be made by the Borrowers under this Clause shall be made in a manner to be agreed between the Parties.

5.7 Voting rights in respect of Loaned Shares in the possession of the Borrowers shall be exercised by the Borrowers in accordance with the instruction of the Lender provided that such instruction does not, in the sole discretion of the Borrowers, adversely affect the rights or position of the Borrowers and/or their Affiliates under the Bonds and/or any other position any of them may have with respect to PCCW Limited and/or shares of PCCW Limited and provided further for the avoidance of doubt that no such obligation on voting rights shall apply to Loaned Shares which are not actually in the possession of the Borrowers and provided further that it is acknowledged by the Lender that the Borrowers' intention is to use Shares for commercial on-lending or other specified purpose within section 19(16) Stamp Duty Ordinance if and when commercial opportunities arise which make it attractive to the Borrowers to do so and that accordingly there is no obligation whatsoever on the Borrowers at any time actually to retain in its possession any Shares lent hereunder from time to time.



6.       RE-DELIVERY OF EQUIVALENT SECURITIES

6.1 Subject to Clause 6.2, the Borrowers shall, from time to time upon receipt of a Return Notice from the Security Trustee, re-deliver, or procure the redelivery of, such number of Equivalent Securities as set out in the Return Notice to the Lender or as otherwise specified in the Return Notice and the Security Trustee undertakes to deliver a Return Notice or Return Notices relating to Equivalent Securities in respect of all Loaned Shares which are to be re-delivered to the Lender in accordance with the provisions of Condition 9(f) of the Conditions.

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6.2      If the Lender elects to exercise its rights of set-off under Condition
         9(c)(i) or Condition (d)(i), it shall notify the Security Trustee and the Borrowers not later than 2 Business Days prior to the proposed date of exercise of such rights and the Borrowers obligations under Clause 6.1 shall be reduced to the extent of the exercise of such rights.

6.3 The Borrowers shall re-deliver Equivalent Securities by such means as the Parties may from time to time agree. For the avoidance of doubt, any reference herein or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to re-deliver or account for or act in relation to Loaned Shares shall accordingly be construed as a reference to an obligation to re-deliver or account for or act in relation to Equivalent Securities.

6.4 The Borrowers shall be entitled at any time to terminate a particular Loan and to re-deliver or procure redelivery of all and any Equivalent Securities due and outstanding to the Lender in accordance with the Lender's instructions. The Lender shall accept such re-delivery.

6.5 If the Security Trustee notifies the Lender and the Borrowers that a Notice of Acceleration (as defined in Condition 12 of the Conditions) has been given or the Bonds are automatically accelerated (whether under Condition 14 of the Conditions or otherwise), all outstanding Equivalent Securities under this Agreement which are liable to be re-delivered to the Lender shall be so re-delivered to the Lender within 30 days of the giving of the Notice of Acceleration or such automatic acceleration. If a notice of assignment of the rights of the Lender under this Clause has been given by the Security Trustee, the Parties agree that the aforesaid obligations of re-delivery of the outstanding Equivalent Securities shall be performed by re-delivery of the outstanding Equivalent Securities to the relevant assignee instead of the Lender.

6.6 For the avoidance of doubt, the Lender shall not be entitled to require the Borrowers to make any re-delivery of Loaned Shares and, save and except pursuant to Clauses 6.1 and 6.5, the Borrowers shall only be obliged to re-deliver Equivalent Securities to the Lender upon its receipt of a Return Notice.



7.       REPRESENTATIONS AND WARRANTIES

7.1 Each of the Parties to this Agreement represents and warrants to and for the benefit of the other that during the term of any Loan hereunder:

         (a) it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

         (b)      it has the power to execute and deliver this Agreement;

         (c) it has the power to enter into and perform, and it is not restricted under the terms of its constitution or in any other manner from entering into and performing its obligations under, this Agreement and the Loans contemplated hereby;

         (d) it has taken all necessary action to authorise such execution, delivery and performance;

         (e) this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms;

         (f) as to all Loaned Shares (in the case of the Lender), it is absolutely entitled to pass full legal and beneficial ownership of such Loaned Shares provided or delivered by it hereunder to the Borrowers free and clear of all liens, charges, encumbrances or

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                  restrictions provided, however, the Borrowers understand that any Loaned Shares lent pursuant to this Agreement have not been and will not be registered under the U.S. Securities Act of 1933, as amended (Securities Act), or in any state or other jurisdiction in the United States and that such Loaned Shares cannot be offered, sold, pledged, transferred or otherwise disposed of unless and until they are registered under the Securities Act (which the Borrowers acknowledge the Lender has no obligation to do) or sold or transferred in a transaction exempt from, or not subject to, the Securities Act; notwithstanding the foregoing, the restrictions set forth above shall not prohibit any sale of Shares in transactions on the Stock Exchange if neither the seller nor any person acting on its behalf knows, or has reason to know, that the sale has been prearranged with, or that the purchaser is, a person in the United States; and

         (g) (in the case of the Borrowers), it is or will be absolutely entitled to pass full legal and beneficial ownership of all Equivalent Securities provided or delivered by it hereunder to the Lender free and clear of all liens, charges, encumbrances or restrictions.

7.2 Each Party hereto accepts liability as principal with respect to its obligations hereunder.

7.3 Each Party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will to its knowledge comply with all applicable laws, rules and regulations including those of Hong Kong.



8.       BORROWERS' OBLIGATIONS

8.1 The Borrowers hereby undertake to the Lender on a continuing basis that they shall, and the Lender hereby undertakes to provide the Borrowers with all reasonable assistance in order to assist the Borrowers to:

         (a) register this Agreement with the Collector and

                  (i) pay to the Collector such fees and duties for registration of this Agreement as specified from time to time by the Financial Secretary for Hong Kong for the purposes of section 19(12a) of the Ordinance;

                  (ii) provide the Collector with two copies of this Agreement, one of which must be an executed copy; and

                  (iii) provide the Collector with such other documents and such particulars and information as the Collector may require;

         (b) promptly notify the Lender upon its having complied with its undertaking under Clause 8.1(a) above and provide to the Lender such documents as the Lender may reasonably request in respect of the same; and

         (c) promptly comply with all filing and reporting obligations and do all other acts and things as may be required from time to time by the Collector and any applicable rules and regulations for the time being in force.

8.2 If the Borrowers are in breach of their undertakings under Clauses 8.1(a), (b) or (c) above, the Lender may (but shall not be obliged to) submit this Agreement, pay such fee and provide such other documents, particulars and information to the Collector, and do all other acts and things in relation thereto as the Lender may consider necessary or desirable, at the cost and expense of and on behalf of the Borrowers, without prejudice to the provisions of Clause 8.

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9.       MISCELLANEOUS

9.1 Each borrowing of Hong Kong Stock under this Agreement shall be confirmed by a contract note which complies with section 152 of the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (and any rules made thereunder), indicating on its face that it is a securities borrowing transaction, and which is easily distinguishable from a contract note issued for transactions other than securities borrowing.

9.2 Notwithstanding any provision of this Agreement, it is hereby acknowledged, confirmed and agreed for all purposes that, until the Loaned Shares shall have been delivered to the Borrowers, no interest whatsoever in the Loaned Shares shall pass to the Borrowers and no Loan shall occur.

9.3 This Agreement shall not be amended except by instrument in writing signed by each of the Parties hereto.

9.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed as an original.

9.5 The obligations of the Borrowers under this Agreement and each Loan are several.

9.6      Time shall be of the essence of this Agreement.



10.      REMEDIES

10.1 No delay or omission on any Party's part in exercising any right, power, privilege or remedy hereunder shall impair such right, power, privilege or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

10.2 The rights, powers, privileges and remedies herein provided are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law. All remedies hereunder shall survive the termination of the relevant Loan, re-delivery of Equivalent Securities and termination of this Agreement.

10.3 The Lender shall indemnify and hold harmless the Borrowers on demand from and against all legal fees and other out-of-pocket expenses reasonably and properly incurred by the Borrowers in enforcing their rights against the Lender hereunder or as a consequence of any default by the Lender in the performance of any of the obligations expressed to be assumed by it in this Agreement.



11.      SEVERANCE

         If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement shall, however, thereafter be amended by the Parties in such reasonable manner as they consider appropriate so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.



12.      PUBLICITY

         Subject to any applicable statutory or regulatory rules, or otherwise as may be required by Singapore Exchange Securities Trading Limited or the Stock Exchange, the parties agree that they shall not, and shall procure that no director, employee, associate or advisor of any party shall make an announcement to the press or give an interview to the press or in any way publicise the contents of this Agreement without the prior written approval of the other parties hereto. The text of any press release or announcement by any of the parties which any of them may intend to release or make in respect of the contents of the Agreement shall be supplied to the other parties, in the case of any press release or announcement which does not require the approval of the other parties, at or before the time of such release or announcement and, in the case of any press release or announcement that requires the approval of the other parties, two Business Days in advance of the intended time of such release or announcement for the approval of the other parties, such approval not to be unreasonably withheld or delayed.



13.      NOTICE

         Notice shall be in writing and all notices pursuant hereto shall be sufficient if delivered by registered or certified post or by telex, telegram, telefax or by hand to the party entitled thereto at the following addresses:

         If to the Security Trustee to:

         AIG Global Investment Corporation (Asia) Limited
         Suite 3601
         One Pacific Place
         88 Queensway
         Hong Kong
         Facsimile:  (852) 2506 3646

         Attention:        Cesar Zalamea


         If to the Borrowers to:

         AIG Asian Infrastructure Fund II LP
         American International Building
         29  Richmond Road
         Hamilton HM08
         Pembroke  Bermuda

         with copies to:

         Suite 3601
         One Pacific Place
         88 Queensway
         Hong Kong
         Facsimile:  (852) 2506 3646

         Emerging Markets Partnership
         2001  Pennsylvania Avenue, NW
         Washington DC 2006
         U.S.A
         Facsimile:  (1) (202) 331 9250

         Attention:  Arnold H. Weiss


         American International Assurance Company (Bermuda) Limited
         AIA Building
         1  Stubbs Road
         Hong Kong
         Facsimile:  (852) 2838 2005

         Attention:  John Chu


         AIG Asian Opportunity Fund, L.P.
         Suite 3601
         One Pacific Place
         88 Queensway
         Hong Kong
         Facsimile:  (852) 2506 1061

         Attention:  Ada Tse


         and if to the Lender, addressed to it at 6 Battery Road, #38-02, Singapore 049909, Singapore,facsimile: (65) 230 8777 (Attention:
         Company Secretary)

         or to such other address as either Party may from time to time provide to the other by notice.

         Any notice shall be addressed as provided in Clause 13 and if so addressed, shall be deemed to have been duly given or made as follows:

         (a) if sent by personal delivery, upon delivery at the address of the relevant party;

         (b)      if sent by post, two Business Days after the date of posting;

         (c) if sent by airmail, five Business Days after the date of posting;

         (d) if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

         Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

14.      ASSIGNMENT AND NOVATION

         The parties shall not be entitled to assign or novate any of their rights and benefits under this Agreement provided that the Lender may assign its rights hereunder in favour of the Security Trustee.



15.      GOVERNING LAW AND JURISDICTION

15.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

15.2 The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (Proceedings) may be brought in such courts. The Lender irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Borrowers and shall not limit their rights to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

15.3 The Lender irrevocably appoints PCCW Services Limited of 39th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong as its authorised agent for service of process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, the Lender shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Borrowers a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

15.4     Each Borrower irrevocably appoints AIG Global Investment Corporation
         (Asia) Limited, Suite 3601, One Pacific Place, 88 Queensway, Hong Kong as its authorised agent for service of process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, the relevant Borrower shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Lender a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Agreement has been executed the day and year first above written.




SIGNED by PETER A. ALLEN                            )
for and on behalf of PACIFIC CENTURY                )
REGIONAL DEVELOPMENTS LIMITED                       )
in the presence of : -                              )






Witness     :     David P. Longstaff
Address     :     30  Cecil Street
                  #29-01  Prudential Tower
                  Singapore 049712
Occupation  :     Solicitor








SIGNED by                                           )
for and on behalf of AIG GLOBAL                     )
INVESTMENT CORPORATION                              )
(ASIA) LIMITED                                      )
in the presence of : -                              )





Witness     :
Address     :      ________________________________

                   ________________________________

                   ________________________________

                   ________________________________

Occupation  :      ________________________________

SIGNED by                                           )
for and on behalf of AIG ASIAN                      )
INFRASTRUCTURE FUND II LP                           )
in the presence of : -                              )






Witness     :
Address     :      ________________________________

                   ________________________________

                   ________________________________

                   ________________________________

Occupation  :      ________________________________







SIGNED by                                           )
for and on behalf of AMERICAN                       )
INTERNATIONAL ASSURANCE                             )
COMPANY (BERMUDA) LIMITED                           )
in the presence of : -                              )






Witness     :
Address     :      ________________________________

                   ________________________________

                   ________________________________

                   ________________________________

Occupation  :      ________________________________

SIGNED by                                           )
for and on behalf of AIG ASIAN                      )
OPPORTUNITY FUND, L.P.                              )
in the presence of : -                              )





Witness     :
Address     :      ________________________________

                   ________________________________

                   ________________________________

                   ________________________________

Occupation  :      ________________________________